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                                                                   EXHIBIT 10.46


                  PURCHASE AGREEMENT (this "AGREEMENT"), dated as of November 12, 2004, by and among Mobile Satellite Ventures LP, a Delaware limited partnership ("MSV LP"), Mobile Satellite Ventures GP Inc., a Delaware corporation ("MSV GP"), and Motient Ventures Holding Inc., a Delaware corporation (the "PURCHASER").

                  -----------------------------------------------------------

                                  INTRODUCTION
                                  ------------

         WHEREAS, pursuant to the terms and subject to the conditions set forth in this Agreement, the Purchaser desires to make an equity investment in MSV LP and in MSV GP; and

         WHEREAS, immediately prior to the Initial Closing (as defined in Section 2.1), certain outstanding indebtedness of MSV LP will be converted into limited partnership interests of MSV LP.

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                    ARTICLE I

                         AGREEMENT TO SELL AND PURCHASE
                         ------------------------------

         1.1. SALE AND PURCHASE OF UNITS OF LIMITED PARTNERSHIP INTEREST OF MSV LP. Pursuant to the terms and subject to the conditions herein set forth, at the Closings (as defined in Section 2.3) MSV LP will issue and sell to the Purchaser and the Purchaser will purchase from MSV LP, up to 4,244,482.17 units representing limited partnership interests in MSV LP (collectively, the "INTERESTS"), at a purchase price of $29.45 per unit of limited partnership interest (the "PURCHASE PRICE").

         1.2. SALE AND PURCHASE OF COMMON STOCK OF MSV GP. Pursuant to the terms and subject to the conditions herein set forth, at the Closings MSV GP will issue and sell to the Purchaser and the Purchaser will purchase from MSV GP, the number of shares of common stock, par value $0.01 per share, in MSV GP (collectively, the "GP COMMON STOCK") as shall be necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP. A portion of the aggregate purchase price for the Interests and the GP Common Stock shall be deemed to be consideration for the GP Common Stock, in an amount equal to the number of shares of GP Common Stock purchased by the Purchaser multiplied by $0.01 per share.

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                                   ARTICLE II

                          CLOSING, DELIVERY AND PAYMENT
                          -----------------------------

         2.1. MOTIENT PIPE. Simultaneously with but in any event conditioned upon the Initial Closing, Motient Corporation ("MOTIENT") will sell shares of its equity securities to certain investors (the "PIPE INVESTORS") for an aggregate amount (net of offering expenses) equal to approximately $125,000,000 (the "FULL PIPE INVESTMENT AMOUNT"). The Purchaser, a direct wholly-owned subsidiary of Motient, intends to use the net proceeds of this investment to purchase the Interests from MSV LP and the GP Common Stock from MSV GP pursuant to this Agreement. In the event that the Purchaser receives the Full PIPE Investment Amount from the PIPE Investors on the date hereof, the Purchaser shall purchase the Maximum Interest Amount (as defined in Section 2.2) at the Initial Closing. In the event that on the date hereof the Purchaser receives at least $115,000,000 from the PIPE Investors but fails, for any reason, to receive the Full PIPE Investment Amount from the PIPE Investors, the Purchaser shall purchase not less than the Minimum Interest Amount (as defined in Section 2.2) and up to the Maximum Interest Amount at the Initial Closing and may, at Purchaser's sole discretion, purchase up an additional number of Interests that, when combined with the Interests purchased at the Initial Closing, does not exceed the Maximum Interest Amount at the Subsequent Closing (as defined in Section 2.3).

         2.2. INITIAL CLOSING. The initial closing of the sale and purchase (the "INITIAL CLOSING") under this Agreement of (i) not less than 3,904,923.60 Interests (the "MINIMUM INTEREST AMOUNT") and not more than 4,244,482.17 Interests (the "MAXIMUM INTEREST AMOUNT") and (ii) that number of shares of the GP Common Stock necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP following the Initial Closing, shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, at 10:00 a.m. EST on the date hereof. MSV LP, MSV GP and the Purchaser may mutually agree to hold the Initial Closing at another time or place. The date of the Initial Closing is hereinafter referred to as the "INITIAL CLOSING DATE."

         2.3. SUBSEQUENT CLOSING. If the Purchaser fails to purchase the Maximum Interest Amount at the Initial Closing, the Purchaser may, at its sole discretion, elect to purchase and require MSV LP and MSV GP to sell, as applicable, in one subsequent closing (the "SUBSEQUENT CLOSING") (i) that number of Interests that shall not exceed, when combined with the Interests purchased at the Initial Closing, the Maximum Interest Amount, and (ii) that number of shares of the GP Common Stock necessary to maintain the Purchaser's pro rata ownership in MSV GP on a basis proportionate to its ownership in MSV LP following the Subsequent Closing. The Subsequent Closing shall take place at the offices of Covington & Burling, 1201 Pennsylvania Avenue, N.W., Washington, D.C. 20004, on the date and at the time the Purchaser notifies MSV LP and MSV GP that the Subsequent Closing shall occur which shall, in any event, be on or prior to the date that is two business days following the Initial Closing Date (the "SUBSEQUENT CLOSING DATE"). MSV LP, MSV GP and the Purchaser may mutually agree to hold the Subsequent Closing at another time or place. The Initial Closing and the Subsequent Closing shall be referred to herein as a "CLOSING" and the Initial Closing Date and the Subsequent Closing Date shall be referred to herein as a "CLOSING DATE").

         2.4. DELIVERY. At each Closing, subject to the terms and conditions hereof, including the conditions set forth in Articles V and VI hereof, the Purchaser shall receive certificates representing the Interests and the GP Common Stock to be purchased at such Closing by the Purchaser, against payment of the purchase price therefor by wire transfer of immediately available funds pursuant to wire instructions provided to the Purchaser by MSV LP (or by such other method of funds transfer as may be agreed to by MSV LP and the Purchaser).

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                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF MSV LP AND MSV GP
               ---------------------------------------------------

         Except as disclosed in the disclosure schedule delivered by MSV LP and MSV GP and incorporated herein, each of MSV LP and MSV GP hereby represent and warrant, jointly and severally, to the Purchaser as follows:

         3.1. ORGANIZATION, GOOD STANDING AND QUALIFICATION.

         (a) MSV LP (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (ii) is duly qualified and is authorized to do business and is in good standing as a foreign limited partnership in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect (as defined in Article IX) on MSV LP.

         (b) MSV GP is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. MSV GP is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a Material Adverse Effect on MSV GP.

         3.2. POWER AND AUTHORITY. MSV LP has all requisite limited partnership power and authority to own, lease, operate and encumber its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. MSV GP has all requisite corporate power and authority to own, lease, operate and encumber its properties and assets, and to carry on its business as presently conducted and as presently proposed to be conducted. The execution, delivery and performance by MSV LP and MSV GP of this Agreement and each of the Transaction Documents (as defined in Article IX) to which it is a party, and the consummation by MSV LP and MSV GP of the transactions contemplated hereby and thereby have been duly authorized by all requisite action (and do not or will not require any approvals or consents of the limited partners of MSV LP that have not already been obtained), and this Agreement and each of the Transaction Documents to which it is a party, when executed will constitute a legal, valid and binding obligation of MSV LP and MSV GP, enforceable against MSV LP and MSV GP in accordance with its terms except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         3.3. SUBSIDIARIES. SCHEDULE 3.3 includes a list of each entity in which MSV LP or MSV GP owns any equity securities or other interest, indicating, for each, the percentage of such securities owned directly or indirectly by MSV LP or MSV GP and the jurisdiction of organization of such entity. Other than the entities shown in SCHEDULE 3.3, MSV LP and MSV GP do not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. As of the date hereof, MSV LP and MSV GP are not participants in any joint venture, partnership or similar arrangement.

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         3.4. CAPITALIZATION. As of the date hereof, the ownership of MSV LP is as set forth in that certain Limited Partnership Agreement of MSV LP, dated as of November 26, 2001 and amended from time to time, among MSV GP and each of the limited partners named therein (the "MSV PARTNERSHIP AGREEMENT"). All such outstanding ownership interests are validly issued. As of the date hereof, the managing general partner of MSV LP is MSV GP. Except pursuant to the MSV Partnership Agreement or that certain Stockholders' Agreement, dated as of November 26, 2001, as amended (the "GP STOCKHOLDERS' AGREEMENT"), by and among MSV GP and the stockholders named therein, no limited partner of MSV LP is entitled to preemptive rights. There are not, as of the date hereof, any outstanding options or rights to acquire any interest in MSV LP or MSV GP, except for options to acquire units of limited partnership of MSV LP granted pursuant to MSV LP's 2001 Unit Incentive Plan, as amended. Except in accordance with the MSV Partnership Agreement and the GP Stockholders' Agreement, neither MSV LP nor MSV GP has, since its inception, declared or paid any dividend or made any other distribution of cash, stock or other property to its respective partners or stockholders.

         3.5. ISSUANCE OF INTERESTS AND GP COMMON STOCK.

         (a) The issuance, sale and delivery of the Interests by MSV LP in accordance with this Agreement has been duly authorized by all necessary action on the part of MSV LP. The Interests, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued. Assuming the accuracy of the representations and warranties of the Purchaser contained in Article IV, the offer, sale and issuance of the Interests will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The sale of the Interests is not subject to any preemptive rights or rights of first refusal that have not been, or at the Closing will not have been, properly waived or complied with.

         (b) The issuance, sale and delivery of the GP Common Stock by MSV GP in accordance with this Agreement has been duly authorized by all necessary action on the part of MSV GP. The shares of GP Common Stock, when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable. Assuming the accuracy of the representations and warranties of the Purchaser contained in
Article IV, the offer, sale and issuance of the shares of the GP Common Stock will be exempt from the registration requirements of the Securities Act, and will have been, or following the Closing will be, registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. The sale of the shares of GP Common Stock is not subject to any preemptive rights or rights of first refusal that have not been, or at the Closing will not have been, properly waived or complied with.

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         3.6. NO CONFLICT. Except for (A) filings made pursuant to Regulation D under the Securities Act or under state securities laws and (B) such notifications or filings as may be required under the Communications Act of 1934, as amended (the "FCC ACT"), as the case may be, the execution and delivery by MSV LP and MSV GP of this Agreement and the other Transaction Documents to which it is a party, and the consummation by each of MSV LP and MSV GP of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, registration, authorization, qualification, designation, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation (including but not limited to the FCC Act or the rules and regulations of the FCC), or any ruling, writ, injunction, order, declaration, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets other than violations or conflicts which would not reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which MSV LP or MSV GP is a party or to which its properties or assets is subject which could reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (c) result in the creation or imposition of any mortgages, liens, pledges, encumbrances, security interests, deeds of trust, options, encroachments, reservations, orders, decrees, judgments, conditions, restrictions, charges, agreements, claims or equities of any kind (each, an "ENCUMBRANCE") upon any of MSV LP's or MSV GP's properties or assets which could reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP, (d) violate MSV LP's or MSV GP's organizational documents, or
(e) cause any cancellation, termination, revocation, forfeiture or material impairment of any of the Licenses.

         3.7. FCC AND INDUSTRY CANADA.

         (a) SCHEDULE 3.7(b) contains a true and complete list of all material licenses, permits and authorizations (collectively, the "LICENSES"), including the frequencies authorized for and the issuance and expiration dates of each such License, issued to Mobile Satellite Ventures Subsidiary LLC ("MSV SUB") by the Federal Communications Commission (the "FCC") in connection with the operation of MSV LP's business. No such License is subject to any restriction or condition which would limit in any material respect the full operation of MSV LP's business as now operated, and no proceeding, inquiry, investigation or other administrative action is pending or, to MSV LP's knowledge, threatened by or before the FCC that would reasonably be expected to result in the revocation of any material FCC authorization or otherwise impair in any material respect the full operation of MSV LP's business; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto.

         (b) SCHEDULE 3.7(b) contains a true and complete list of all material pending applications that have been filed by MSV Sub with the FCC, including requests for extension of construction or other performance milestones ("APPLICATIONS"), and including the frequencies applied for and the filing date of each such Application.

                                       5
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         (c) MSV Sub is the authorized legal holder of all the Licenses, other than Licenses held by Mobile Satellite Ventures (Canada) Inc., an Ontario corporation ("MSV CANADA"), and Mobile Satellite Ventures Corp., a Nova Scotia unlimited liability company ("MSV CANADA CORP."). The Licenses are in good standing, are in full force and effect, and are unimpaired by any act or omission of MSV LP or any of its officers, directors, or employees; and the operation of the business of MSV LP is in full compliance with the Licenses. The Licenses are sufficient for the lawful conduct of the business and operation of the MSV LP's business in the manner and to the full extent it is currently conducted. All material reports, forms, and statements required to be filed with the FCC with respect to MSV LP's business have been filed and are complete and accurate in all material respects and all material fees required to be paid to the FCC and/or administrators of FCC programs have been paid in full on a timely basis.

         (d) SCHEDULE 3.7(d) contains a true and complete list of all Licenses issued to MSV Canada and MSV Canada Corp. by Industry Canada necessary to conduct the operation of the MSV Canada and MSV Canada Corp. businesses (collectively, the "CANADIAN LICENSES"). Each of MSV Canada and MSV Canada Corp. is the authorized legal holder of the Canadian Licenses issued to them. The Canadian Licenses are in good standing, are in full force and effect, and are unimpaired by any act or omission of MSV Canada or MSV Canada Corp., or any of the officers, directors, or employees of MSV Canada or MSV Canada Corp.; and the operation of the respective businesses of MSV Canada and MSV Canada Corp. is in full compliance with the Canadian Licenses. The Canadian Licenses are sufficient for the lawful conduct of the business and operation of MSV Canada and MSV Canada Corp., respectively. All material reports, forms, and statements required to be filed with Industry Canada and the Canadian Radio-television and Telecommunications Commission with respect to the MSV Canada and MSV Canada Corp. businesses have been filed and are complete and accurate in all material respects.

         3.8. FINANCIAL STATEMENTS. Each of the balance sheets included in the most recent unaudited monthly and quarterly financial statements of MSV LP for the period ended August 31, 2004 (the "MSV FINANCIAL STATEMENTS") fairly presented the financial position of the entity or entities to which it relates as of its date and each of the statements of operations, members' capital or unit holders' equity (deficit) and cash flows included in the most recent unaudited monthly and quarterly MSV Financial Statements fairly presented the results of operations, members' capital or retained earnings or cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein and except for the absence of notes thereto, and subject to normal recurring year-end adjustments which have not been and will not be material in nature or amount.

         3.9. NO UNDISCLOSED LIABILITIES. Except as disclosed in the MSV Financial Statements, and except for normal or recurring liabilities incurred since the date of the MSV Financial Statements in the ordinary course of business consistent with past practices, MSV LP does not have any liabilities, either accrued, contingent or otherwise, of the type required to be reflected in financial statements in accordance with GAAP, and whether due or to become due, which individually or in the aggregate, have had or are reasonably likely to have a Material Adverse Effect on MSV LP.

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         3.10. ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the
MSV Financial Statements, since the date of the MSV Financial Statements, MSV LP has conducted its business only in the ordinary course, and there has not been
(a) any change, circumstance or event that could reasonably be expected to result in a Material Adverse Effect on MSV LP, (b) any declaration, setting aside or payment of any dividend or other distribution with respect to the Interests, (c) any commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "COMMITMENT") entered into by MSV LP outside the ordinary course of business, or (d) any material change in MSV LP's accounting principles, practices or methods.

         3.11. LITIGATION; ORDERS. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of MSV LP, threatened against MSV LP or the assets (including any Proprietary Rights (as hereinafter defined)) of MSV LP (a "LITIGATION") which if determined adversely to MSV LP could reasonably be expected to have a Material Adverse Effect on MSV LP. MSV LP is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto.

         3.12. COMPLIANCE WITH LAWS; PERMITS. MSV LP is and has been, since its date of organization, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders, including environmental and including the FCC Act and rules and regulations of the FCC, applicable to it which if MSV LP failed to comply could reasonably be expected to have a Material Adverse Effect on MSV LP. MSV LP has all Permits (as defined in Article IX) materially necessary in the conduct of its business as currently conducted. All such Permits are in full force and effect, and no material violations have occurred in respect of any such Permits; no material proceeding is pending or, to the best knowledge of MSV LP, threatened to revoke or limit any such Permit; PROVIDED, HOWEVER, that no such representation is made with respect to any proceeding, order or other similar action concerning the FCC's grant of authority with respect to an ancillary terrestrial component or MSV LP's and its subsidiaries' applications with respect thereto; and no such Permit will be suspended, cancelled or adversely modified in any material respect as a result of the execution and delivery of this Agreement or the Transaction Documents or the consummation of the transactions contemplated hereby and thereby.

         3.13. TITLE. MSV LP has good and marketable title to all of its material properties and assets, real and personal, and has good title to all its leasehold interests, in each case subject only to Encumbrances created in the ordinary course of business.

         3.14. ERISA MATTERS. Each plan maintained by or contributed to by MSV LP is in compliance in all respects with all presently applicable provisions of law, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); neither MSV LP nor any entity that is or was at any time treated as a single employer with MSV LP under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, including the regulations and


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published interpretations thereunder (the "CODE") has incurred or expects to incur liability with respect to a plan subject to Title IV of ERISA or Section 412 of the Code; and each "pension plan" (as defined in ERISA) for which MSV LP would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

         3.15. INSURANCE. MSV LP maintains property and casualty, general liability, personal injury, director and officer and other similar types of insurance with financially sound and reputable insurers that is adequate and consistent with industry standards. MSV LP has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to MSV LP) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy covering MSV LP presently in force.

         3.16. LABOR RELATIONS; EMPLOYEES. (a) MSV LP is not delinquent in payments to any of its employees, for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by the date hereof or amounts required to be reimbursed by them to the date hereof, (b) MSV LP is in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, terms and conditions of employment and wages and hours except where failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, (c) MSV LP is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, commitment or arrangement with any labor union, and no labor union has requested or, to the best knowledge of MSV LP, has sought to represent any of the employees, representatives or agents of MSV LP, (d) there is no labor strike, dispute, slowdown or stoppage actually pending, or, to the best knowledge of MSV LP, threatened against or involving MSV LP, and (e) to the best knowledge of MSV LP, no salaried key employee has any plans to terminate his or her employment with MSV LP. Each of the executive officers of MSV LP who has or had access to confidential information of MSV LP has executed a confidentiality agreement, and such agreements are in full force and effect.

         3.17. CONTRACTS.

         (a) MSV LP is not a party to, or bound or subject to, any Contract (as defined in Article IX), other than (1) any Contract which (A) pursuant to its terms, has expired, been terminated or fully performed by the parties, and in each case, under which MSV LP has no liability, contingent or otherwise, or (B) involves monthly payments to or from MSV LP (as opposed to an indemnity agreement or similar contract under which a party is not required to make fixed monthly payments) which monthly payments do not aggregate on an annual basis to $250,000 or more, and in each case, is not material to the business, condition (financial or otherwise), operations or prospects of MSV LP and (2) as set forth in SCHEDULE 3.17(a).

         (b) Assuming the due execution and delivery by the other parties thereto, each of such Contracts is, as of the date hereof, legal, valid, binding and in full force and effect and enforceable in accordance with its terms. There is no breach, violation or default by MSV LP (or, to the best knowledge of MSV LP, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, and no event (including, without limitation, the consummation of the transactions contemplated by this Agreement) which, with notice or lapse

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of time or both, would (A) constitute a breach, violation or default by MSV LP
(or, to the best knowledge of MSV LP, any other party) under any such Contract except where such breach, violation or default would not, individually or in the aggregate, have a Material Adverse Effect on MSV LP, or (B) give rise to any lien or right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration against MSV LP under any such Contract. MSV LP is not or, to the knowledge of MSV LP, no other party to any of such Contracts (i) is in arrears in respect of the performance or satisfaction of the terms and conditions on its part to be performed or satisfied under any of such Contracts or (ii) has granted or has been granted any waiver or indulgence under any of such Contracts or has repudiated any provision thereof.

         3.18. CONSENTS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by MSV LP or MSV GP in connection with the execution, delivery and performance of this Agreement, or by each of MSV LP or MSV GP in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, the consummation by MSV LP and MSV GP of the transactions contemplated hereby or thereby, or the issuance, sale or delivery of the Interests and GP Common Stock (other than (a) such notifications or filings required under the FCC Act and applicable federal or state securities laws, if any, which shall be made on a timely basis and (b) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on MSV LP or MSV GP).

         3.19. PUBLIC UTILITY HOLDING COMPANY, ETC. Neither MSV LP nor any subsidiary of MSV LP is: (a) a "public utility company" or a "holding company," or an "affiliate" or a "subsidiary company" of a "holding company," or an "affiliate" of a " public utility company," a "holding company" or a "subsidiary company" of a holding company as such terms are defined in the Public Utility Holding Company Act of 1935, as amended, or (b) a "public utility," as defined in the Federal Power Act, as amended, or (c) an "investment company", as such term is defined in the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT").

         3.20. RESTRICTIONS. Other than MSV LP's obligations under the TMI Note (as defined in Article IX), the MSI Note and the Convertible Notes, MSV LP is not a party to any loan agreement or other financing document giving rise to any obligations, restrictions, limitations or Encumbrances with respect to MSV LP or its assets.

         3.21. ENVIRONMENTAL MATTERS. There are, with respect to MSV LP, no past or present violations of Environmental Law (as hereinafter defined), nor any actions, activities, circumstances, conditions, events, incidents, or contractual obligations which are reasonably likely to give rise to any liability which would have a Material Adverse Effect on MSV LP pursuant to any Environmental Law, and MSV LP has not received any written notice with respect to any of the foregoing nor is any Litigation pending or, to the knowledge of MSV LP, threatened in connection with any of the foregoing. For purposes of this
Section 3.21, capitalized terms used herein shall have the following meanings:

         (a) "ENVIRONMENTAL LAWS" shall mean, all applicable provisions of federal, state, local or foreign law (including applicable principles of common and civil law), statutes, ordinances, rules, regulations, published standards and directives that have the force and effect of law, permits, licenses, judgments, writs, injunctions, decrees and orders enacted, promulgated or issued by any Public Authority, and all indemnity agreements and other contractual obligations, as in effect at such date, relating to (i) the protection of the environment, including the air, surface and subsurface soils, surface waters, groundwaters and natural resources, and (ii) occupational health and safety and exposure of persons to Hazardous Materials. Environmental Laws shall include the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. ss.ss. 9601 ET SEQ., and any other laws imposing or creating liability with respect to Hazardous Materials.

         (b) "HAZARDOUS MATERIAL" shall mean any substance regulated by any Environmental Law.

         (c) "PUBLIC AUTHORITY" shall mean any supranational, national, regional, state or local government court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

         3.22. PROPRIETARY RIGHTS. Except for matters which would not, in the aggregate, have a Material Adverse Effect on MSV LP, (a) MSV LP is the sole owner, free and clear of any Encumbrance, of, or has a valid license, without the payment of any royalty except with respect to off-the-shelf software and otherwise on commercially reasonable terms, to, all U.S. and foreign trademarks, service marks, logos, designs, trade names, internet domain names and corporate names, and the goodwill of the business connected therewith and symbolized thereby, patents, registered designs, copyrights, computer software and databases, whether or not registered, web sites and web pages and related items (and all intellectual property and proprietary rights incorporated therein) and all other trade secrets, research and development, formulae, know-how, proprietary and intellectual property rights and information, including all grants, registrations and applications relating thereto (collectively, the "PROPRIETARY RIGHTS") that are necessary or useful for the operation of its business (such Proprietary Rights owned by or licensed to MSV LP, collectively, the "MSV RIGHTS"); (b) MSV LP has taken, and will take, all actions which are necessary or advisable in order to protect the MSV Rights, and to acquire Proprietary Rights, consistent with prudent commercial practices in the telecommunications industry; (c) MSV LP's rights in the MSV Rights are valid and enforceable; (d) MSV LP has not received any demand, claim, notice or inquiry from any person or entity in respect of the MSV Rights which challenges, threatens to challenge or inquires as to whether there is any basis to challenge, the validity of, or the rights of MSV LP in, any such MSV Rights, and MSV LP does not know of any basis for any such challenge; (e) MSV LP is not in violation or infringement of, and has not violated or infringed, any Proprietary Rights of any other person or entity; (f) to the knowledge of MSV LP, no person or entity is infringing any MSV Rights; and (g) except on an arm's-length basis for value and other commercially reasonable terms, MSV LP has not granted any license with respect to any MSV Rights to any person or entity.

         3.23. DISCLOSURE. Neither this Agreement nor any Transaction Document (nor any certificate or instrument executed in connection with this Agreement or any Transaction Document) furnished or made to the Purchaser by or on behalf of MSV LP does not omit to state a material fact required to be stated herein or therein or necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.24. GENERAL PARTNER. MSV GP has no assets or liabilities other than its general partnership interest in MSV LP and does not engage in any business activities other than holding the general partnership interest in MSV LP. Immediately prior to the transactions contemplated by this Agreement, there are 2,894.28 shares of GP Common Stock outstanding, all of which have been issued to the limited partners of MSV LP.

                                   ARTICLE IV

                 REPRESENTATIONS OF WARRANTIES OF THE PURCHASER
                 ----------------------------------------------

         The Purchaser hereby represents and warrants to each of MSV LP and MSV GP as follows:

         4.1. ORGANIZATION, GOOD STANDING; POWER AND AUTHORITY. The Purchaser
(a) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and (b) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Purchaser has all requisite power and authority to enter into and carry out the transactions contemplated by this Agreement and the Transaction Documents to which it is a party.

         4.2. AUTHORIZATION OF DOCUMENTS. The execution, delivery and performance by the Purchaser of this Agreement and the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Purchaser, and this Agreement and the Transaction Documents when executed will constitute a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except to the extent that the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses.

         4.3. NO LIMITATIONS. Except as may be provided in the Existing Investment Documents (as defined in Article IX), the Purchaser has not, directly or indirectly, made any commitment, representation, or undertaking to any third party, nor is the Purchaser or any of its subsidiaries or affiliates party to, nor are the Purchaser's or any of its subsidiary's or affiliate's assets or properties subject to, any agreement, contract, commitment, obligation, understanding or document, that (a) conflicts or could conflict with, or results or could result in any violation or breach of, or constitutes or could constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (b) limits or that could limit the Purchaser's or its affiliates' ability to perform their obligations, or that adversely impacts or could adversely impact any of the Purchaser's or its affiliates' rights under any of the Existing Investment Documents, this Agreement or the other Transaction Documents, (c) restricts or that could restrict the Purchaser's or its affiliates' right to vote, sell, or otherwise dispose of the Interests and the GP Common Stock or any other securities of MSV LP or MSV GP owned by them, or (d) affects or that could affect the operation, governance, management, results, assets, or regulatory status of MSV LP or MSV GP or any of their respective subsidiaries. Whether in connection with any offering of securities of the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement, or otherwise, Purchaser has not granted any rights to any party that would, or could reasonably be expected to, have any adverse effect on the business, assets, operations, governance, or regulatory status of MSV LP or MSV GP or any of their respective subsidiaries.

         4.4. INVESTMENT REPRESENTATIONS.

         (a) The Purchaser understands that the Interests and the GP Common Stock (i) have not been, and will not be, registered under the Securities Act or any state securities laws, (ii) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part on the representations of the Purchaser contained in this Agreement, and (iii) the Interests and the GP Common Stock may not be sold unless such disposition is registered under the Securities Act and applicable state securities laws or is exempt from registration thereunder.

         (b) ACQUISITION FOR OWN ACCOUNT. The Purchaser will acquire the Interests and the GP Common Stock for its own account, for investment only and not with a view to the distribution thereof within the meaning of the Securities Act.

         (c) ACCREDITED INVESTOR; DOMICILE. The Purchaser is an "accredited investor" (as defined in Rule 501(a) under the Securities Act). The Purchaser is a resident of the State of Illinois, and the Interests and the GP Common Stock were offered and sold to the Purchaser solely in the State of Illinois.

         (d) PURCHASER ABLE TO BEAR ECONOMIC RISK. The Purchaser has substantial experience in evaluating and investing in private transactions of securities in companies similar to MSV LP and MSV GP so that it is capable of evaluating the merits and risks of its investment in MSV LP and MSV GP and has the capacity to protect its own interests. The Purchaser understands that an investment in the Interests and the GP Common Stock acquired pursuant to this Agreement is highly speculative and involves substantial economic risk. The Purchaser understands that it must bear the economic risk of this investment indefinitely unless the Interests and the GP Common Stock that the Purchaser purchases are registered pursuant to the Securities Act, or an exemption from registration is available for the resale of such securities, and that the Purchaser may sustain, and is financially able to sustain, a complete loss of its investment pursuant to this Agreement. The Purchaser understands that MSV LP has no present intention of registering the Interests and that MSV GP has no present intention of registering the GP Common Stock. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act for the resale of such securities will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of Interests or of GP Common Stock under the circumstances, in the amounts or at the times the Purchaser might propose.

         (e) PURCHASER CAN PROTECT ITS INTEREST. By reason of its or of its management's business or financial experience, the Purchaser has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Further, the Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated by this Agreement.

         (f) MSV INFORMATION. The Purchaser has had an opportunity to discuss the business, management and financial affairs of MSV LP and MSV GP with directors, officers and management of MSV LP and of MSV GP. The Purchaser has also had the opportunity to ask questions of, and receive answers from, MSV LP and MSV GP and its management regarding the terms and conditions of its investment. The Purchaser is not relying on any representations, warranties or information as to MSV LP or MSV GP other than the representations and warranties made to it herein or pursuant hereto.

         4.5. NO CONFLICT. The execution and delivery by the Purchaser of this Agreement and the Transaction Documents to which it is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (a) violate or conflict with, or require any consent, approval, notice or filing under, any provision of any domestic (federal, state or local) or foreign law, statute, rule or regulation, or any ruling, writ, injunction, order, judgment or decree of any court, administrative agency or other governmental body applicable to it, or any of its properties or assets, (b) conflict with, or result in any violation or breach of, or constitute (with due notice or lapse of time, or both) a default or loss of a benefit under, or cause or permit the acceleration under, the terms, conditions or provisions of any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral, to which it is a party or to which its properties or assets is subject, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or on the Purchaser's ability to consummate the transactions contemplated by the Agreement, (c) result in the creation or imposition of any Encumbrance upon any of its properties or assets, which could reasonably be expected to have a Material Adverse Effect on the Purchaser or the Purchaser's ability to consummate the transactions contemplated by this Agreement or (d) violate its organizational documents.

         4.6. CONSENTS. No permit, authorization, consent or approval of or by, or any notification of or filing with, any person (governmental or private) is required by Purchaser in connection with the execution, delivery and performance of this Agreement, or in connection with the execution, delivery and performance of the Transaction Documents to which it is a party, or the consummation by the Purchaser of the transactions contemplated hereby or thereby (other than (i) notifications or filings required under the Hart-Scott-Rodino Act, if any, the FCC Act and applicable federal or state securities law, if any, which shall be made on a timely basis and (ii) permits, authorizations, consents and approvals which, if not obtained, could not reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents).

         4.7. LITIGATION; ORDERS. There is no civil, criminal or administrative action, suit, claim, notice, hearing, inquiry, proceeding or investigation at law or in equity by or before any court, arbitrator or similar panel, governmental instrumentality or other agency now pending or, to the best knowledge of the Purchaser, threatened against the Purchaser which if determined adversely to the Purchaser could reasonably be expected to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement. The Purchaser is not subject to any order, writ, injunction or decree of any court of any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality.

         4.8. COMPLIANCE WITH LAWS; PERMITS. The Purchaser is and has been, since the date of its incorporation, in compliance with, and has conducted its business in compliance with, all federal, state, local and foreign laws, rules, ordinances, codes, consents, authorizations, registrations, regulations, decrees, directives, judgments and orders applicable to it, which if the Purchaser failed to comply would be reasonably likely to have a Material Adverse Effect on the Purchaser's ability to consummate the transactions contemplated by this Agreement and the Transaction Documents.

         4.9. INVESTMENT COMPANY ACT. The Purchaser is not, and immediately after giving effect to the purchase of the Interests and the GP Common Stock as contemplated by this Agreement, will not be an "investment company" as such term is defined in the Investment Company Act.

         4.10. TRANSFER RESTRICTIONS. The Purchaser acknowledges and agrees that the Interests and the GP Common Stock will be subject to restrictions on transfer as set forth in the GP Stockholders' Agreement and the MSV Partnership Agreement.

         4.11. LEGENDS. It is understood that the certificates evidencing the Interests and the GP Common Stock may bear one or all of the following legends, in addition to any other legends required by applicable federal or state securities laws:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE ENCUMBERED, PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND CONCURRED IN BY THE COMPANY'S COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR SAID LAWS OR SUCH TRANSACTION COMPLIES WITH RULES PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER SAID ACT AND PROMULGATED BY THE APPLICABLE STATE SECURITIES REGULATORS UNDER SAID LAWS."

              "[THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A STOCKHOLDERS' AGREEMENT AND ALL TRANSFERS ARE MADE SUBJECT TO THE TERMS OF SAID STOCKHOLDERS' AGREEMENT. A COPY OF THE STOCKHOLDERS AGREEMENT IS AVAILABLE FOR INSPECTION AND EXAMINATION AT THE PRINCIPAL OFFICE OF THE COMPANY. THE COMPANY WILL FURNISH TO ANY STOCKHOLDER UPON REQUEST TO ITS PRINCIPAL OFFICE AND WITHOUT CHARGE, A FULL STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE RIGHTS OF THE SHARES OF EACH CLASS OR SERIES OF STOCK, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH RELATIVE RIGHTS AND PREFERENCES.]"

              "[THE UNITS REPRESENTED HEREBY MAY NOT BE RE-OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT OF THE PARTNERSHIP DATED AS OF NOVEMBER 12, 2004 (AS THE SAME MAY BE AMENDED FROM TIME TO TIME, THE "PARTNERSHIP AGREEMENT"). THE DESIGNATION, RIGHTS, POWERS, PRIVILEGES, RESTRICTIONS, PREFERENCES AND OTHER TERMS AND PROVISIONS OF THE UNITS REPRESENTED HEREBY ARE SET FORTH IN, ISSUED UNDER, AND SHALL IN ALL RESPECTS BE SUBJECT TO, THE PROVISIONS OF THE PARTNERSHIP AGREEMENT. CAPITALIZED TERMS USED HEREIN BUT NOT DEFINED SHALL HAVE THE MEANING GIVEN THEM IN THE PARTNERSHIP AGREEMENT. THE LIMITED PARTNERSHIP INTERESTS (AS SUCH TERM IS DEFINED IN THE PARTNERSHIP AGREEMENT) REPRESENTED BY THIS CERTIFICATE ARE "SECURITIES" GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF NEW YORK.]"

                                    ARTICLE V

                    CONDITIONS TO THE PURCHASER'S OBLIGATIONS
                    -----------------------------------------

         The obligation of the Purchaser to purchase the Interests and the GP Common Stock is subject to the satisfaction (or waiver by the Purchaser) as of the Closing of the following conditions:

         5.1. REPRESENTATIONS AND WARRANTIES; COVENANTS. The representations and warranties of MSV LP and MSV GP made in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Initial Closing Date, and the representations and warranties of MSV LP and MSV GP made in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of the Initial Closing Date, except to the extent such representations and warranties expressly relate to an earlier time. MSV LP and MSV GP shall have performed each of their respective covenants and agreements contained in this Agreement and the other Transaction Documents to which it is a party required to be performed by them at or prior to the Closing.

         5.2. OTHER CONSENTS AND APPROVALS. MSV LP and MSV GP shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any), required to be obtained or made by or with respect to MSV LP and MSV GP in connection with the offer and sale of the Interests and the GP Common Stock, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby.

         5.3. TRANSACTION DOCUMENTS. Each of MSV LP and MSV GP shall have entered into the Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which each is a party shall be in full force and effect with respect to MSV LP and MSV GP and, to the extent applicable, the transactions that are contemplated by the Transaction Documents to be consummated on the Closing shall have been consummated.

         5.4. INTEREST AND GP COMMON STOCK CERTIFICATES. The Purchaser shall have received from MSV LP original certificates evidencing the purchase of the Interests. The Purchaser shall have received from MSV GP original stock certificates evidencing the purchase of the GP Common Stock.

         5.5. OTHER CLOSING DOCUMENTS. MSV GP shall have delivered to the Purchaser the following:

         (a) a certificate of the chief executive officer of MSV GP, dated the Initial Closing Date, to the effect that the conditions specified in Sections
5.1 and 5.2 have been satisfied or waived;

         (b) incumbency certificates dated the Initial Closing Date for the officers of MSV GP executing this Agreement, the other Transaction Documents and the Closing documents;

         (c) a certificate of the Secretary or an Assistant Secretary of MSV GP, dated as of the Initial Closing Date, certifying as to (i) the Certificate of Incorporation of MSV GP and the by-laws of MSV GP, (ii) the MSV Partnership Agreement and (iii) the resolutions and consents adopted by the limited partners of MSV LP and the Board of Directors of MSV GP authorizing the execution and delivery by MSV LP and MSV GP of this Agreement, the other Transaction Documents to which each is a party and the consummation of the transactions contemplated hereby and thereby, including the issuance and sale of the Interests and the issuance and sale of the GP Common Stock;

         (d) a certificate of the Secretary of State of the State of Delaware, dated the Initial Closing Date, certifying that MSV LP is in good standing in the State of Delaware;

         (e) a certificate of the Secretary of State of the State of Delaware, dated the Initial Closing Date, certifying that MSV GP is in good standing in the State of Delaware; and

         (f) such other certificates or documents as the Purchaser or its counsel may reasonably request relating to the transactions contemplated hereby.

         5.6. OPINIONS OF COUNSEL TO MSV LP. The Purchaser shall have received an opinion of Covington & Burling, counsel to MSV LP, and an opinion of the general counsel of MSV LP, each dated the Initial Closing Date, reasonably satisfactory to the Purchaser with respect to matters customarily addressed by legal counsel in connection with transactions of the type contemplated hereby to occur in connection with the Initial Closing, and consistent with the opinions of counsel delivered in MSV LP's previous investment transactions involving the existing owners.

         ARTICLE VI

         CONDITIONS TO MSV LP'S AND MSV GP'S OBLIGATIONS

         The obligation of MSV LP to issue and sell the Interests and MSV GP to issue and sell the GP Common Stock to the Purchaser is subject to the satisfaction (or waiver by MSV LP) as of the Closing Date of the following conditions:

         6.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser made in this Agreement that are qualified by materiality shall be true and correct in all respects as of the Closing Date, and the representations and warranties of the Purchaser made in this Agreement that are not qualified by materiality shall be true and correct in all material respects as of Closing Date except to the extent such representations and warranties expressly relate to an earlier time.

         6.2. OTHER CONSENTS AND APPROVALS. MSV LP and MSV GP shall have obtained all consents, authorizations, approvals, orders, licenses, permits and qualifications from, or secured exemptions therefrom, and made all necessary filings, declarations and registrations with, any governmental authority and any other person (if any) required to be obtained or made by or with respect to MSV LP and MSV GP in connection with the offer and sale of the Interests and the GP Common Stock, the execution and delivery of this Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby.

         6.3. TRANSACTION DOCUMENTS. The Purchaser shall have entered into the Transaction Documents to which it is a party, and this Agreement and the other Transaction Documents to which it is a party shall be in full force and effect and, to the extent applicable, the transactions that are contemplated by the Transaction Documents to be consummated on the Closing shall have been consummated.

         6.4. PURCHASE BY THE PURCHASER. The Purchaser shall have purchased the number of Interests and GP Common Stock to be purchased by the Purchaser in accordance with the terms of this Agreement.

         6.5. PAYMENT OF PURCHASE PRICE. The Purchaser shall have paid the purchase price to be paid by the Purchaser for such Purchaser's Interests and GP Common Stock.

                                   ARTICLE VII

                                 INDEMNIFICATION
                                 ---------------

         7.1. INDEMNIFICATION BY THE PURCHASER. The Purchaser shall indemnify and hold harmless MSV LP and MSV GP and each of their respective officers, directors, employees and representatives from and against any and all claims, damages, losses, liabilities, obligations, costs and expenses (including attorney's fees) ("LOSSES") that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) any offering of securities by the Purchaser the proceeds of which are used to fund the investment contemplated by this Agreement to the extent such losses do not directly relate to or arise from a breach by MSV LP or MSV GP of their representations, warranties, covenants or agreements hereunder or in any Transaction Document, (b) the breach by the Purchaser of any representation or warranty made to MSV LP or MSV GP by the Purchaser herein or in any document delivered pursuant hereto, or (c) the breach by the Purchaser of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         7.2. INDEMNIFICATION BY MSV. MSV LP and MSV GP, jointly and severally, shall indemnify and hold harmless the Purchaser and its officers, directors, employees and representatives from and against any and all Losses that may be incurred by or asserted or awarded against any such person, in each case arising out of or in connection with: (a) the breach by MSV LP or MSV GP of any representation or warranty made to the Purchaser by MSV LP or MSV GP herein or in any document delivered pursuant hereto and thereto, or (b) the breach by MSV LP or MSV GP of any covenant or agreement contained herein or in any document delivered pursuant hereto.

         7.3. NO DUPLICATION OF REMEDIES. To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

         7.4. NOTICE OF CLAIMS. All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

         (a) If the party seeking indemnification (the "INDEMNIFIED PARTY") has incurred or reasonably believes that it may incur any Losses, it shall deliver promptly written notice to the indemnifying party (the "INDEMNIFYING PARTY"), setting forth the nature and amount of the Losses or potential Losses, if possible (a "CLAIM NOTICE"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

         (b) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within 30 days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within 10 days of the end of such 30-day objection period.

         (c) If the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Article VII) the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party (i) demonstrates to the Indemnified

Party's reasonable satisfaction that it has the financial ability to mount an appropriate defense of such claim and (ii) diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

         (d) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; PROVIDED, HOWEVER, that the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

         (e) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

         7.5. LIMITATION ON AMOUNTS. The Indemnifying Party shall not be obligated to pay any amounts for indemnification under this Article VII with respect to breaches of representations and warranties until the aggregate indemnification obligation of such Indemnifying Party hereunder exceeds $500,000, whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $500,000. No Indemnifying Party's liability under this Article VII shall exceed the amount of the purchase price for the Interests and the GP Common Stock pursuant to this Agreement.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         8.1. CONFIDENTIALITY. Each party hereto agrees that, except with the prior written consent of the other party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other parties to which such party has been or shall become privy by reason of this Agreement or the other Transaction Documents, discussions or negotiations relating to this Agreement or the other Transaction Documents, the performance of its obligations hereunder or the ownership of the Interests or the GP Common Stock purchased hereunder. The provisions of this Section 8.1 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the parties hereto.

         8.2. PUBLICITY; SEC FILINGS. Neither MSV LP, MSV GP, nor the Purchaser shall, without the prior written consent of the other parties, except as may be required by law, advertise, issue any press release or otherwise publicize the fact that the parties have entered into this Agreement. MSV LP, MSV GP and the Purchaser will use commercially reasonable efforts to draft and issue a mutually agreed upon press release announcing the consummation of the transactions contemplated by this Agreement. The Purchaser shall give MSV LP and MSV GP a reasonable opportunity to review and comment on any current report on Form 8-K, or any other report or filing with the Securities and Exchange Commission, that discloses or describes the transactions contemplated by this Agreement.

         8.3. SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of the transactions contemplated hereby.

         8.4. GOVERNING LAW. This Agreement shall be governed in all respects by the law of the State of New York as such law is applied to agreements between New York residents entered into and performed entirely in the State of New York, without regard to the conflict of laws provisions thereof.

         8.5. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Interests and the GP Common Stock, from time to time. Nothing in this Agreement, express or implied, is intended to confer upon any other party (other than the parties to this Agreement or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         8.6. SEVERABILITY. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided that no such severability shall be effective if it materially and adversely affects the economic benefit of this Agreement to any party.

         8.7. AMENDMENT AND WAIVER. This Agreement may be amended or modified, and the obligations of MSV LP and MSV GP and the rights of the Purchaser under this Agreement may be waived, only upon the written consent of MSV LP, MSV GP and the Purchaser.

         8.8. DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Documents shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the Purchaser's part of any breach, default or noncompliance under this Agreement or the other Transaction Documents or any waiver on such party's part of any provisions or conditions of this Agreement or the other Transaction Documents must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the other Transaction Documents, by law or otherwise afforded to any party, shall be cumulative and not alternative.

         8.9. NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to MSV LP, MSV GP and the Purchaser at the addresses set forth on the signature pages of this Agreement or at such other address as MSV LP, MSV GP or the Purchaser may designate by 10 days advance written notice to the other parties hereto.

         8.10. EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. For the avoidance of doubt, the Purchaser shall have no liability to MSV LP in respect of any fees, commissions or other compensation that may be payable by MSV LP or MSV GP to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement. Similarly, neither MSV LP nor MSV GP shall have any liability to the Purchaser in respect of any fees, commissions or other compensation that may be payable by the Purchaser to any brokers, finders, investment banks or similar entities in connection with the transactions contemplated by this Agreement.

         8.11. ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

         8.12. INTERPRETATION. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

         8.13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

         8.14. ENTIRE AGREEMENT. This Agreement, the Exhibits and the Schedules hereto, the Transaction Documents and any other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and supersede any and all prior and contemporaneous agreements or understandings, whether expressed or implied, written or oral, between the parties with respect hereto and thereto. No party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                   ARTICLE IX

                              CERTAIN DEFINED TERMS
                              ---------------------

         "CONVERTIBLE NOTE" and "CONVERTIBLE NOTES" shall mean, collectively, any convertible note and the other convertible notes of like tenor issued on (i) November 26, 2001, as amended (including pursuant to amendments dated as of August 21, 2003 and April 2, 2004), totaling $55,000,000 in original principal amount, and (ii) August 12, 2002, as amended (including pursuant to amendments dated as of August 21, 2003 and April 2, 2004), totaling $3,000,000 in original principal amount.

         "CONTRACT" means any indenture, mortgage, guaranty, lease, license or other contract, agreement or understanding, written or oral.

         "EXISTING INVESTMENT DOCUMENTS" shall mean (i) the MSV Partnership Agreement; (ii) the GP Stockholders' Agreement; (iii) the MSI Note; (iv) the Convertible Notes; (v) that certain Amended and Restated Parent Transfer/Drag Along Agreement, dated as of August 21, 2003, by and among MSV LP and the parent entities and their respective subsidiaries named therein; and (vi) that certain Pledge and Guarantee Agreement, dated as of November 26, 2001, by and among TMI Communications and Company, Limited Partnership, TMI Communications Delaware, Limited Partnership and the other parties thereto.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on the properties, business, prospects, operations, earnings, assets, liabilities or the condition (financial or otherwise) of the specified entity.

         "MSI NOTE" shall mean that certain promissory note, dated as of November 26, 2001 and amended on August 21, 2003 and April 2, 2004, issued by MSV LP to the Purchaser, as assignee, in the original principal amount of $15,000,000.

         "PERMITS" means all federal, state, local and foreign governmental licenses, permits, qualifications and authorizations.

         "TMI NOTE" means that certain promissory note, dated as of November 26, 2001, as amended and amended on August 21, 2003 and April 2, 2004, issued by MSV LP to TMI Communications and Company, Limited Partnership in the principal amount of $11,500,000.

         "TRANSACTION DOCUMENTS" shall mean (i) this Agreement, (ii) that certain Amended and Restated Limited Partnership Agreement of MSV LP, to be dated as of the Initial Closing Date and amended from time to time, among MSV GP and each of the limited partners named therein, (iii) that certain Amended and Restated Stockholders' Agreement, to be dated as of the Initial Closing Date, by and among MSV GP and each of the stockholders named therein, (iv) that certain Exchange and Conversion Agreement, to be dated as of the Initial Closing Date, by and among MSV LP, the convertible noteholders named therein and the

Purchaser, (v) that certain First Amendment to Pledge and Guarantee Agreement, to be dated as of the Initial Closing Date, by and among TMI Communications Delaware, Limited Partnership and the other parties thereto; and (vi) that certain Second Amended and Restated Parent Transfer/Drag Along Agreement, to be dated as of Initial Closing Date, by and among MSV LP and the parent entities and their respective subsidiaries named therein.



                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Purchase Agreement as of the date first set forth above.

                                             Mobile Satellite Ventures GP INc.



                                             By:      /S/ RANDY SEGAL
                                                      ------------------------
                                                      Name:  Randy Segal
                                                      Title:  Secretary

                                             ADDRESS FOR NOTICE:
                                             -------------------

                                             10802 Parkridge Boulevard
                                             Reston, VA 20191-5416
                                             Attention: General Counsel
                                             Facsimile: (703) 390-2770

                                             With a copy to
                                            (which shall not constitute
                                             notice to MSV GP):
                                             ------------------

                                             Covington & Burling
                                             1201 Pennsylvania Avenue, N.W.
                                             Washington, D.C. 20004
                                             Attention: David H. Engvall, Esq.
                                             Facsimile: (202) 778-5307




                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                     Mobile Satellite Ventures LP



                                     By:  Its General Partner, Mobile Satellite
                                          Ventures GP Inc.


                                     By:  /S/ RANDY SEGAL
                                          ---------------------------------
                                          Name:  Randy Segal
                                          Title:  Secretary

                                     ADDRESS FOR NOTICE:
                                     -------------------

                                     10802 Parkridge Boulevard
                                     Reston, VA 20191-5416
                                     Attention: General Counsel
                                     Facsimile: (703) 390-2770

                                     With a copy to
                                    (which shall not constitute
                                     notice to MSV LP):
                                     ------------------

                                     Covington & Burling
                                     1201 Pennsylvania Avenue, N.W.
                                     Washington, D.C. 20004
                                     Attention: David H. Engvall, Esq.
                                     Facsimile: (202) 778-5307

                                        PURCHASER:
                                        ----------

                                        MOTIENT VENTURES HOLDING INC.



                                        By:      /S/ CHRIS DOWNIE
                                                 -------------------------------
                                                 Name:  Chris Downie
                                                 Title:  CFO

                                        ADDRESS FOR NOTICE:
                                        -------------------

                                        300 Knightsbridge Parkway
                                        Lincolnshire, IL 60069
                                        Attention: General Counsel
                                        Facsimile: (847) 478-4810